UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

FedEx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
●Go to www.investorvote.com/FDX ●Or scan the QR code with your smartphone ●Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
FedEx Corporation Annual Meeting of Stockholders to be Held on September 23, 2019

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting of Stockholders to be held September 23, 2019, the FedEx 2019 Proxy Statement and the FedEx Annual Report to Stockholders for the fiscal year ended May 31, 2019 are available at:

http://investors.fedex.com

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares. Please have this notice available when you go online to vote.
Step 1:	Go to http://investors.fedex.com.
Step 2:	Under Investor News, click on the links to the FedEx 2019 Annual Report and the FedEx 2019 Proxy Statement with Notice of Annual Meeting and review these materials.
Step 3:	Go to www.investorvote.com/FDX and follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote (no later than 11:59 p.m. Eastern time on September 22, 2019).

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 9, 2019 to facilitate timely delivery.

Stockholder Meeting Notice

FedEx Corporation’s Annual Meeting of Stockholders will be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on September 23, 2019, at 8:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2, 3 and 4:

1.	Election of Directors
	Nominees
	01	John A. Edwardson	07	R. Brad Martin
	02	Marvin R. Ellison	08	Joshua Cooper Ramo
	03	Susan Patricia Griffith	09	Susan C. Schwab
	04	John C. (“Chris”) Inglis	10	Frederick W. Smith
	05	Kimberly A. Jabal	11	David P. Steiner
	06	Shirley Ann Jackson	12	Paul S. Walsh
2.	Advisory vote to approve named executive officer compensation.
3.	Approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan.
4.	Ratification of independent registered public accounting firm.
The Board of Directors recommends a vote AGAINST Proposals 5 and 6:
5.	Stockholder proposal regarding lobbying activity and expenditure report.
6.	Stockholder proposal regarding employee representation on the Board of Directors.

Stockholders also will consider any other matters that may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you can vote online or request a paper copy of the proxy materials, which will include a proxy card. The proxy card will include instructions for voting by phone, or you may complete, sign and return the proxy card. If you wish to attend and vote at the meeting, you must register in advance, as described further below.

Important Information if you Plan to Attend the FedEx Corporation 2019 Annual Meeting of Stockholders

If you plan to attend the annual meeting in person, you must register in advance. The registration deadline is 11:59 p.m. Eastern time on Thursday, September 19, 2019. You may register by accessing www.investorvote.com/FDX and following the instructions to register for the meeting and print out an admission ticket when you vote. If you do not have access to or do not vote on the Internet, you may register by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. You will need the 15-digit control number included on the reverse side of this notice to register.

If you need directions to attend the meeting, please contact FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→	Internet – Go to www.investorvote.com/FDX. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send an email to investorvote@computershare.com with “Proxy Materials FedEx Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 9, 2019.